UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2008

Commission File Number: 0-07914

BASIC EARTH SCIENCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1645 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 – Changes in Registrant’s Certifying Accountant

(a)              Previous independent registered public accounting firm.

On July 11, 2008, the Audit Committee of the Board of Directors of Basic Earth Science Systems, Inc. (“the Company” or “Basic”) discussed considering a potential change of its independent accountants and directed management to undertake a request for proposal (“RFP”) from independent registered public accountants to serve as the Company’s auditor for fiscal 2009. This RFP process was initiated by the Company on July 14, 2008. Several public accounting firms, including Hein & Associates LLP (“Hein”) were asked to submit proposals.

On July 15, 2008, Hein verbally notified the Audit Committee of the Board of Directors of the Company that Hein would decline to stand for re-election as independent accountants. On July 18, 2008, Hein confirmed to the Company that the client-auditor relationship between it and the Company had ceased.

The reports of Hein on the Registrant’s consolidated financial statements for the fiscal years ended March 31, 2007 and March 31, 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

There were no disagreement between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure, or  auditing scope or practice, during the Company’s two most recent fiscal years ended March 31, 2008, and during the subsequent period through July 18, 2008, which disagreements, if not resolved to Hein’s satisfaction, would have caused Hein to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements.

During the Company’s two most recent fiscal years ended March 31, 2008 and from April 1, 2008 through July 18, 2008, there were no reportable events (as defined in Regulation S-K Item 304(a)(I)(iv)), except that, as of the end of fiscal 2007 and 2006, the Company’s disclosure controls and procedures were not effective due to the existence of a material weakness related to determining deferred tax liability and the estimated deferred tax asset for percentage depletion carryforward, as more fully described in the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2008. As of the end of fiscal 2008, management concluded that the Company’s internal control over financial reporting was effective.

The Company has requested that Hein & Associates review the disclosure in this Report and furnish the Registrant with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respect in which it does not agree with the statements made by the Company herein.  Such letter is filed as Exhibit 16.1 to this Report.

(b)	New independent registered public accounting firm.

Based on a bid from Ehrhardt Keefe Steiner & Hottman PC (EKS&H) pursuant to the RFP, the Registrant, effective July 18, 2008, has engaged EKS&H, whose business address is 7979 E. Tufts Avenue, Suite 400, Denver CO, 80237, as the Company’s new certifying independent public accountant for the year end March 31, 2009. The Audit Committee and the Board of Directors approved of the engagement of EKS&H as the Company’s new certifying independent public accountant.

The Registrant did not consult with EKS&H with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements prior to engaging the firm.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
16.1	Letter Re: Change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.

Date: July 21, 2008	By: /s/ Ray Singleton
Ray Singleton, President